EXHIBIT 10.137

Our Ref No.: 5371036; 5371039

Morgan Stanley
Morgan Stanley Bank, N.A.
One Utah Center
201 South Main Street, 51h floor
Salt Lake City, UT 84111
Tel: (718) 754-8540
Fax: (718) 233-0006
I mail:  spndfconfo@morganstanley.com
Queries: fxspconfo@morganstanley.com

Our USI: 1030445200058RABB700200000000000005371036P
1030445200058RAI3B700200000000000005371039P
Date: 26 March 2013
Our Ref No: 5371036; 5371039
Acct Nbr: 058RABB70
Foreign Exchange Forward and Currency Option Transactions
TO: MICRON TECHNOLOGY INC.
ATTN: FX OPTIONS DOCUMENTATION
Fax/Email:
Dear Sir or Madam,
The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transactions entered into between Morgan Stanley Bank, N.A. ("Party A") and MICRON TECHNOLOGY INC, ("Party B") on the Trade Dates specified below (the "Transactions"). Where you have been interacting with a London representative in relation to the Transactions or where otherwise applicable, Morgan Stanley & Co. International plc or its affiliated firms has acted as introducing broker for Party A. Morgan Stanley & Co, International plc is Authorized and Regulated by the Financial Services Authority.
The definitions and provisions contained in the 1998 EX and Currency Option Definitions (as published by the International Swaps and Derivatives Association, Inc. ("1SDA"), EMTA, Inc. and The Foreign Exchange Committee (as published by ISDA), as amended and supplemented from time to time (the "Definitions")) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern,
1.    This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transactions to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the 2002 ISDA Master Agreement (the "ISDA Form"), with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form part of, and be subject to that agreement. All provisions contained in or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the 1SDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York (without reference to choice of law doctrine) as governing law and USD as the Termination Currency (as defined in the ISDA Form), provided that these provisions will be superseded by any choice of law provision contained in the Agreement to be executed between us) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transactions evidenced hereby.
2,    Terms relating to the Foreign Exchange Forward Transaction:

Trade Date:	26 March 2013
Currency Pair:	USDJPY

Our Ref No.: 5371036; 5371039

Amount and Currency Payable by Party A:	JPY 16,000,000,000
Amount and Currency Payable by Party B:	USD 175,824,175.82
Forward Rate:	91.00 JPY per USD
Settlement Date:	27 September 2013
Calculation Agent:	Party A

3.    Terms relating to the Currency Option Transaction:

Trade Date:	26 March 2013
Buyer:	Party B
Seller:	Party A
Currency Option Style:	European
Currency Option Type:	USD Call / JPY Put
Call Currency Amount:	USD 169,312,169.31
Put Currency Amount:	JPY 16,000,000,000.00
Strike Price:	94.50
Premium:	Zero
Premium Payment Date:	28 March 2013
Option Expiration Date:	25 September 2013
Option Expiration Time:	10:00 a.m., local time in New York
Option Settlement Date:	27 September 2013
Automatic Exercise:	Applicable
Calculation Agent:	Party A
4. Account Details:
Account for payments to Party A: As per Standard Settlement Instructions
Account for payments to Party B: Please advise
5. Offices:
(a)The Office of Party A for the Transactions is New York,; and
(b)The Office of Party B for the Transactions is Please advise.
6. Business Day Convention:
Settlement Date: Following
7. Other Provisions:
(a)Morgan Stanley Bank, N.A. has reported or will report primary economic terms data for the Transactions evidenced hereby to DTCC Data Repository LLC.

(b)Additional Termination Event
It shall constitute an Additional Termination Event in accordance with Section 5(b)(v) of the ISDA Form with Party B as the sole Affected Party if, within 90 calendar days of 26 March 2013, Party B has failed to deliver to Party A the following documents, each in form and substance satisfactory to Party A:
(i)a 2002 ISDA Master Agreement, including the Schedule and Credit Support Annex thereto, duly executed by Party B; and

(ii)evidence of the capacity and authority of Party B (a) to enter into and perform derivatives transactions of the types contemplated by the parties (including, without limitation, the Transactions evidenced hereby), and (b) to execute this Confirmation and the 2002 ISDA Master Agreement, including the Schedule and Credit Support Annex.
Miscellaneous:
In connection with the Transactions, Party B understands and agrees as follows:
This Confirmation supersedes and replaces any other Confirmation (including a SWIFT MT305 or phone Confirmation), if any, sent in connection with the Transactions on or prior to the date hereof.

Our Ref No.: 5371036; 5371039
Party B represents and warrants that it is an "eligible contract participant" under, and as defined in, Section 1(a)(18) of the Commodity Exchange Act, and was not formed solely for the purposes of constituting an "eligible contract participant".
Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(i)     Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, and the other party is not acting with respect to any communication (written or oral) as a "municipal advisor," as such term is defined in Section 975 of the U.S. Dodd-Frank Wall Street Reform & Consumer Protection Act; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice, advice provided by a municipal advisor or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.
(i)Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the term's conditions and risks of the Transactions. It is also capable of assuming, and assumes, the risks of the Transactions.
(ii)Status of Parties. The other party is not acting as a fiduciary for, or an advisor to, it in respect of the Transactions.
Except as otherwise specifically disclosed to you, the Transactions to which this Confirmation relates:
(1)are not insured by the Federal Deposit Insurance Corporation ("FDIC"),
(2)are not a deposit or other obligation of Party A or guaranteed by Party A, and
(3)involve investment risks, including possible loss of principal amount invested.
Morgan Stanley Bank, N.A., is a national bank chartered and regulated by the Office of the Comptroller of the Currency ("OCC"), an independent agency of the U.S. Department of the Treasury. The OCC's oversight does extend to customer complaints, and the OCC may be reached at www.occ.treas.gov..

Our Ref No.: 5371036; 5371039
Please confirm that the foregoing correctly sets forth the terms of our agreement by returning via fax to the fax number (718) 233-0011 or email to spoptconfo@morganstanley.com a countersigned copy of this Confirmation.
Yours sincerely,
Morgan Stanley Bank, N.A.

By: /s/ Hardeep Bal
Name: Hardeep Bal
Title: Executive Director

Confirmed as of the date first written above:
MICRON TECHNOLO GY INC

By: /s/ Anne Miller
Name:
Title: